UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

INTERNET SECURITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following questions and answers relate to the proposed merger between Internet Security Systems, Inc. (“ISS”) and International Business Machines Corporation (“IBM”).

Internet Security Systems Equity Q&A

1) What will happen to unvested Internet Security Systems stock options?

Upon the closing of the transaction, IBM will assume unvested Internet Security Systems stock options held by employees.  This means that IBM stock options will be substituted for Internet Security Systems stock options.  The number of IBM shares and the exercise price per share subject to the substituted IBM stock options will be calculated in accordance with the Option Exchange Ratio (as described below).   Except for the number of shares covered by, and the exercise price of, these IBM stock options, the options generally will continue to be subject to the terms and conditions of the Internet Security Systems equity plan and the award agreement under which the options were granted.

The “Option Exchange Ratio” is equal to (A) the price per share of Internet Security Systems common stock to be paid to stockholders in the merger ($28.00) divided by (B) the average closing price per share of IBM stock over the 10 trading days immediately preceding the transaction closing date.

To determine the number of IBM shares subject to a substituted IBM stock option, the number of Internet Security Systems shares subject to the Internet Security Systems stock option to be substituted will be multiplied by the Option Exchange Ratio, with the result rounded down to the nearest whole share.  To determine the exercise price per share subject to a substituted IBM stock option, the exercise price per Internet Security System share subject to the Internet Security Systems stock option to be substituted is divided by the Option Exchange Ratio, with the result rounded up to the nearest whole cent.

Example:

At close, an Internet Security Systems employee holds an unvested Internet Security Systems stock option to purchase 1,000 Internet Security Systems shares with an exercise price of $20.00 per share.  For illustration purposes only, assume the IBM 10-trading day average closing price is $80.00 per IBM share (although the actual 10-trading day average closing price may be greater or lesser than $80.00 per IBM share).  This yields an Option Exchange Ratio of 0.35 ($28.00/$80.00).

Based on the foregoing assumptions, the number of IBM shares subject to the substituted IBM stock option is 350 shares of IBM stock (1,000 Internet Security Systems shares * 0.35).  The exercise price per share subject to the substituted IBM stock option is $57.15 ($20.00 exercise price per Internet Security Systems share / 0.35).

2) What will happen to vested Internet Security Systems stock options with exercise prices of less than $28.00 per share?

Vested Internet Security Systems stock options with exercise prices of less than $28.00 will be cancelled upon the closing of the transaction.  An employee holding a vested in-the-money Internet Security Systems stock option will be entitled to receive a cash payment equal to the consideration per share paid to stockholders in the merger agreement ($28.00 per share) less the exercise price of such option, multiplied by the number of Internet Security Systems shares subject to such option.  The option cashout payment will be made to such employee at or as soon as practicable following the transaction closing date.  More information on the timing and mechanism for the distribution of this option cashout payment will be provided prior to closing from the Internet Security Systems management team.

3) What will happen to vested Internet Security Systems stock options with exercise prices ranging from $28.00 to $36.40 per share?

Upon the closing of the transaction, IBM will assume vested Internet Security Systems stock options with exercise prices ranging from $28.00 to $36.40 held by employees.  The number of IBM shares and the exercise price per share subject to the substituted IBM stock options will be calculated in accordance with the Option Exchange Ratio, using the same methodology as applied to the assumption and substitution of unvested Internet Security Systems stock options as described in item #1, above.  Except for the number of shares covered by, and the exercise price of, these IBM stock options, the options generally will continue to be subject to the terms and conditions of the Internet Security Systems equity plan and the award agreement under which the options were granted.

Example:

At close, an Internet Security Systems employee holds a vested Internet Security Systems stock option to purchase 1,000 Internet Security Systems shares with an exercise price of $30.00 per share.  For illustration purposes only, assume the IBM 10-trading day average closing price is $80.00 per IBM share (although the actual 10-trading day average closing price may be greater or lesser than $80.00 per IBM share).  This yields an Option Exchange Ratio of 0.35 ($28.00/$80.00).

Based on the foregoing assumptions, the number of IBM shares subject to the substituted IBM stock option is 350 shares of IBM stock (1,000 Internet Security Systems shares * 0.35).  The exercise price per share subject to the substituted IBM stock option is $85.72 ($30.00 exercise price per Internet Security Systems share/0.35).

4) What will happen to vested Internet Security Systems stock options with exercise prices of greater than $36.40?

Vested Internet Security Systems stock options with exercise prices greater than $36.40 will be cancelled in connection with the terms and conditions of the merger agreement.

5) What will happen to Internet Security Systems restricted shares?

Upon the closing of the transaction, each Internet Security Systems restricted share granted under the 2005 Stock Incentive Plan and held by an employee will be converted into a right to receive a cash amount equal to $28.00, which will be paid according to the original vesting schedule (other than with respect to performance-based vesting) applicable to the former Internet Security Systems restricted share award terms and conditions.

The above treatment will also apply to each Internet Security Systems restricted share granted under the Restated 1995 Stock Incentive Plan and held by an employee, subject to such employee’s consent.  Otherwise, each such Internet Security Systems restricted share will be converted into a right to receive a cash amount equal to $28.00, which will be paid at or as soon as practicable following the transaction closing date.  More information on the timing and mechanism for the distribution of this restricted share cashout payment will be provided prior to closing from the Internet Security Systems management team.

6) What will happen to Internet Security Systems restricted stock units (RSUs)?

Upon the closing of the transaction, each Internet Security Systems RSU will be converted into an RSU with respect to a number of shares of IBM stock determined by multiplying the number of shares of Internet Security Systems stock subject to the RSU prior to the merger by the Option Exchange Ratio (rounded down to the nearest whole share).  Except for the number of IBM RSUs covered by the converted grant, the converted RSU generally will continue to be subject to the terms and conditions of the Internet Security Systems equity plan and the award agreement under which the RSU was granted (other than with respect to performance-based vesting).

Example:

At close, an Internet Security Systems employee holds a grant of 1,000 RSUs.  For illustration purposes only, assume the IBM 10-trading day average closing price is $80 per IBM share (although the actual 10-trading day average closing price may be greater or lesser than $80 per IBM share).  This yields an Option Exchange Ratio of 0.35 ($28.00/$80.00).

Based on the foregoing assumptions, the converted grant is 350 IBM RSUs (1,000 Internet Security Systems RSUs * 0.35).

7)  Are the payments described above subject to any withholding?

Yes.  All the amounts payable as described above are subject to any required withholding of taxes.

8)  Will Smith Barney be used post-close?  If not, who is the equity plan vendor?

IBM also uses Smith Barney for administration of employee equity programs.  More information about how the conversion process will be reflected in your accounts will be provided closer to the projected date of close.

About IBM

For more information about IBM, go to www.ibm.com

About Internet Security Systems, Inc.

Internet Security Systems, Inc. (ISS) is the security advisor to thousands of the world’s leading businesses and governments, providing preemptive protection for networks, desktops and servers. An established leader in security since 1994, the ISS Proventia® integrated security platform is designed to automatically protect against both known and unknown threats, and helps to keep networks up and running and shield customers from online attacks before they impact business assets. ISS products and services are based on the proactive security intelligence of its X-Force® research and development team - a world authority in vulnerability and threat research. The product line is complemented by comprehensive Managed Security Services and Professional Security Services. For more information, visit the ISS Web site at www.iss.net or call Heidi Litner at 404-236-3763.

Internet Security Systems is a trademark and Proventia and X-Force are registered trademarks of Internet Security Systems, Inc. All other companies and products mentioned are trademarks and property of their respective owners.

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ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger (the “Merger”) of Internet Security Systems, Inc. (the “Company”) with and into a wholly-owned subsidiary of International Business Machines Corp. (“IBM”). In connection with the Merger and required stockholder approval, the Company has filed with the SEC a proxy statement and other relevant materials, and may file additional relevant materials, that contain important information about the Merger. Investors and security holders of the Company are urged to read the proxy statement and any other relevant materials filed by the Company because they contain, or will contain, important information about the Company and the Merger. All documents filed by the Company with the SEC, when available, may be obtained for free at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by the Company may be obtained free of charge by directing such request to: Ed Eiland, ISS Investor Relations, 404-236-4053 or from the Company’s website at www.iss.net.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the Merger. Information about the executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the proxy statement related to the Merger, which was filed with the SEC on September 19, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address a variety of subjects including, for example, the functionality, characteristics, quality and performance capabilities of ISS’ products and technology; results achievable and benefits attainable through deployment of ISS’ products and provision of services; the ability of ISS’ products to help companies manage how they provide pre-emptive protection for networks, desktops and servers; and the expected timing of the closing of the proposed merger. The following additional factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the timing and results of required regulatory review and approval by ISS’ stockholders of the proposed merger; and those factors discussed in the Section entitled “Risk Factors” in Part II Item 1A of ISS’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. ISS disclaims any intent or obligation to update any forward-looking statements made herein to reflect any change in ISS’ expectations with regard thereto or any change in events, conditions, or circumstances on which such statements are based.

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